Exhibit 24

                                POWER OF ATTORNEY

                    REGISTRATION OF SHARES FOR ISSUANCE UNDER

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     We, the undersigned directors of RGC Resources, Inc. (the "Company"), and each of us, do hereby make, constitute and appoint John B. Williamson, III, Howard T. Lyon and Dale P. Moore, and each of them (any of whom may act without the consent or joinder of the others), our attorneys-in-fact and agents, with full power of substitution to each, for us and in our name, place and stead, in any and all capacities, to execute and file any and all documents and instruments relating to the registration and issuance of shares of common stock of the Company to be issued pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") including, without limitation, a registration statement under the Securities Act of 1933, as amended, on Form S-2 (or other applicable forms) to be filed with the Securities and Exchange Commission and any and all amendments thereto (including post-effective amendments), and such statements or applications to the regulatory authorities of any state in the United States as may be necessary to permit such shares to be issued pursuant to the Plan, and any and all other documents requisite thereto to be filed with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to effectuate the same, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we the undersigned have executed this Power of Attorney as of the 28th day of April, 2003.


s/John B. Williamson, III                               s/J. Allen Layman
John B. Williamson, III                                 J. Allen Layman

s/Lynn D. Avis                                          s/George W. Logan
Lynn D. Avis                                            George W. Logan

s/Abney S. Boxley, III                                  s/Thomas L. Robertson
Abney S. Boxley, III                                    Thomas L. Robertson

s/Frank T. Ellett                                       s/S. Frank Smith
Frank T. Ellett                                         S. Frank Smith

s/Maryellen F. Goodlatte
Maryellen F. Goodlatte